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                                                                    EXHIBIT 5.1

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]

May 11, 1998

Impac Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

                    re: Registration Statement on Form S-3

Ladies and Gentlemen:

  At your request, we have examined the Registration Statement on Form S-3 of Impac Mortgage Holdings, Inc., a Maryland Corporation (the "Company") with all amendments and together with all exhibits thereto, (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer of up to 1,990,147 shares (the "Shares") of common stock of the Company, $.01 par value per share ("Common Stock"), to be issued from time to time pursuant to the Impac Mortgage Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") approved by the Board of Directors on April 28, 1998.

  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on May 11, 1998 (ii) the Plan, (iii) the Charter of the Company as currently in effect, (iv) the By-laws of the Company as currently in effect, (v) a specimen of the certificate to be used to represent the Common Stock, and (vi) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the Shares will be issued for proper and sufficient consideration, in accordance with the terms of the Plan, and that the certificates representing such Shares will be properly issued.

  Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

  With respect to the opinion set forth above, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.
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  We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

  We consent to the use of our name under the caption "Legal Matters," in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

  By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                          Very truly yours,

                                          /s/ Freshman, Marantz, Orlanski,
                                           Cooper & Klein

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